================================================================================

                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                       AMENDMENT NO. 1 TO CURRENT REPORT

                           --------------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                        DATE OF REPORT: OCTOBER 31, 1997
                       (Date of earliest event reported)


                           --------------------------


                           WHITE CAP INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


                           --------------------------

         DELAWARE                               0-22989                   84-1380403
(State or other jurisdiction of         (Commission File Number)        (IRS Employer
incorporation or organization                                         Identification No.)


        3120 AIRWAY AVENUE, P.O. BOX 1770, COSTA MESA, CALIFORNIA 92626
               (Address of principal executive offices, zip code)

                                 (714) 850-0900
              (Registrant's telephone number, including area code)


================================================================================

ITEM 2.         ACQUISITION OR DISPOSITION OF ASSETS.

                The Registrant has previously reported that on October 31, 1997, the Registrant completed its acquisition of the assets of Burke Construction Accessories, L.P. ("BCA"). The acquisition of BCA was effective as of November 1, 1997. Enclosed herewith are certain historical financial statements of BCA and pro forma financial information of the Registrant.

ITEM 7.         FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                EXHIBITS.

                (a) Financial Statements of BCA as of and for the years ended December 31, 1996 and 1995.

                (b)     Pro Forma Financial Information.

                        (i) Pro forma combined balance sheet (unaudited) of the Registrant as of June 30, 1997;

                        (ii) Pro forma combined income statement (unaudited) of the Registrant for the fiscal year ended March 31, 1997 (excluding BCA);

                        (iii) Pro forma combined income statement (unaudited) of the Registrant for the three months ended June 30, 1997 (excluding BCA);

                        (iv) Pro forma combined income statement (unaudited) of the Registrant for the fiscal year ended March 31, 1997 (including BCA);

                        (v) Pro forma combined income statement (unaudited) of the Registrant for the three months ended June 30, 1997 (including BCA).

                                   SIGNATURES

        Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WHITE CAP INDUSTRIES, INC.
                                        (Registrant)

Date: January 12, 1998                  By: /s/ CHRIS LANE
                                            ------------------------------
                                            Chris Lane
                                            Chief Financial Officer

                        BURKE CONCRETE ACCESSORIES, L.P.

                              ====================
                              FINANCIAL STATEMENTS
                              ====================

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                               TABLE OF CONTENTS


                                                                 Page
                                                                 ----
Independent Auditors' Report                                        1

Financial Statements:
  Balance Sheets                                                    2
  Statements of Operations and Partners' Capital                    3
  Statements of Cash Flows                                          4
  Notes to Financial Statements                                  5-10

                      [MOWAT MACKIE & ANDERSON LETTERHEAD]



                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Partners of
Burke Concrete Accessories, L.P.
Oakland, California



We have audited the accompanying balance sheet of Burke Concrete Accessories, L.P., as of December 31, 1996 and the related statements of operations and partners' capital, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Burke concrete Accessories, L.P. as of December 31, 1995, were audited by other auditors whose report dated February 12, 1996, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Burke Concrete Accessories, L.P. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

As explained in Note 2 to the financial statements, the Partnership changed its method of determining LIFO cost in 1995.


MOWAT MACKIE & ANDERSON
----------------------------
Mowat Mackie & Anderson LLP

Certified Public Accountants
February 7, 1997

                        BURKE CONCRETE ACCESSORIES, L.P.

                                 BALANCE SHEETS


                                                             December 31,
                                                       -----------------------
                                                          1996         1995
                                                       ----------   ----------
                                     ASSETS

Current assets:
  Cash                                                 $   73,951   $   33,992
  Accounts receivable, net of allowance for doubtful
    accounts of $75,000 and $56,000, respectively       3,064,428    3,145,278
  Inventory                                             2,234,407    1,861,690
  Prepaid expenses and other current assets               178,666      192,384
                                                       ----------   ----------
    Total current assets                                5,551,452    5,233,344

Rental equipment, net of accumulated depreciation of
  $701,383 and $471,886, respectively                   2,627,713    2,045,057

Other property and equipment                              279,858      227,321

Other assets                                                9,801       19,485
                                                       ----------   ----------
                                                       $8,468,824   $7,525,207
                                                       ==========   ==========


                       LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable                                     $1,653,484   $1,649,750
  Accrued liabilities                                     643,324      514,992
  Current portion of long-term debt                       456,500      327,244
                                                       ----------   ----------
    Total current liabilities                           2,753,308    2,491,986

Long-term debt                                          4,031,083    4,007,317

Partners' capital                                       1,684,433    1,025,904
                                                       ----------   ----------
                                                       $8,468,824   $7,525,207
                                                       ==========   ==========

                       See notes to financial statements.

                        BURKE CONCRETE ACCESSORIES, L.P.

                 STATEMENTS OF OPERATIONS AND PARTNERS' CAPITAL
                 ----------------------------------------------

                                                                           YEARS ENDED DECEMBER 31,
                                                                           -------------------------
                                                                               1996          1995
                                                                           -----------   -----------
Revenues                                                                   $24,909,963   $21,262,580

Cost of revenues                                                            14,901,415    12,537,173
                                                                           -----------   -----------
  Gross profit                                                              10,008,548     8,725,407

Operating expenses:
  Compensation and benefits                                                  5,333,230     4,927,463
  Selling, general and administrative                                        3,569,341     3,405,278
                                                                           -----------   -----------
    Total operating expenses                                                 8,902,571     8,332,741
                                                                           -----------   -----------
  Income from operations                                                     1,105,977       392,666

Interest expense                                                               447,448       438,235
                                                                           -----------   -----------
    Net income (loss)                                                          658,529       (45,569)

Partners' capital at beginning of year                                       1,025,904     1,071,473
                                                                           -----------   -----------
Partners' capital at end of year                                           $ 1,684,433   $ 1,025,904
                                                                           ===========   ===========





                       See notes to financial statements.

                        BURKE CONCRETE ACCESSORIES, L.P.

                            STATEMENTS OF CASH FLOWS
                            ------------------------


                                                                           YEARS ENDED DECEMBER 31,
                                                                           -------------------------
                                                                               1996          1995
                                                                           -----------   -----------
Cash flows from operating activities
  Net income (loss)                                                         $ 658,529     $ (45,569)
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
      Depreciation and amortization                                           327,123       404,417
      Changes in assets and liabilities:
        Accounts receivable                                                    80,850      (862,077)
        Inventory                                                            (372,717)      348,989
        Prepaid expenses and other current assets                              13,718       (42,102)
        Accounts payable                                                        3,734       555,696
        Accrued liabilities                                                   128,332       (61,036)
        Other                                                                       -        21,918
                                                                            ---------     ---------
          Total adjustments                                                   181,040       365,805
                                                                            ---------     ---------
        Net cash provided by operating activities                             839,569       320,236

Cash flows from investing activities:
  Net purchases of rental equipment                                          (812,153)     (730,901)
  Purchases of other property and equipment                                  (140,479)      (47,341)
                                                                            ---------     ---------
        Net cash used in investing activities                                (952,632)     (778,242)

Cash flows from financing activities:
  Net borrowings under revolving line of credit agreement                     682,650       696,256
  Principal repayments on other long-term debt                               (529,628)     (326,947)
                                                                            ---------     ---------
        Net cash provided by financing activities                             153,022       369,309
                                                                            ---------     ---------
  Net increase (decrease) in cash                                              39,959       (88,697)

Cash at beginning of year                                                      33,992       122,689
                                                                            ---------     ---------
Cash at end of year                                                         $  73,951     $  33,992
                                                                            =========     =========

Supplemental disclosures of cash flow information:

Cash paid during the year for interest                                      $ 447,448     $ 419,384
                                                                            =========     =========



                       See notes to financial statements.

                        BURKE CONCRETE ACCESSORIES, L.P.

                         NOTES TO FINANCIAL STATEMENTS

                     Years Ended December 31, 1996 and 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operation

Burke Concrete Accessories, L.P. (the Partnership) is a full line distributor of concrete accessories, construction chemicals, and rental equipment used in pour-in-place, precast and tilt-up concrete construction, renovation and maintenance. The Partnership operates from nine leased facilities located in Seattle and Everett, Washington, Portland, Santa Rosa, Oakland, San Jose, Sacramento, Los Angeles and Las Vegas. Headquarters are in Hayward, California.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Partnership recognizes revenue from sales upon shipment. Revenue from rentals is recognized ratably over the term of the rental contract.

Inventory

Inventory is stated at the lower of cost, using the last-in, first-out (LIFO) method, or market. If the first-in, first-out (FIFO) method had been used, inventory would have been approximately $2,334,000 and $1,955,000 at December 31, 1996 and 1995, respectively and net income (loss) would have been $664,529 and $(21,569) for the years ended December 31, 1996 and 1995, respectively.

                        BURKE CONCRETE ACCESSORIES, L.P.

                     Years Ended December 31, 1996 and 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Rental Equipment

Rental equipment consists of concrete accessories and tilt-up equipment rented to customers. Rental equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Other Property and Equipment

Other property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Amortization of leasehold improvements is computed using the straight-line method over the lesser of the remaining term of the lease or estimated useful lives of the improvements.

Income Taxes

The Partnership is not a taxpaying entity for income tax purposes, and thus no income tax expense has been recorded in the statements. Instead, the partners are individually liable for income taxes on their allocable share of the Partnership's taxable income.

Concentration of Credit Risk

The Partnership grants credit to customers, substantially all of whom are dependent on the construction economic sector. The Partnership continuously evaluates its customers' financial condition, but generally does not require collateral. The Partnership maintains an allowance for doubtful accounts receivable and credit losses have been within management's expectations.

Reclassifications

Certain reclassifications have been made to the 1995 financial statements in order to conform to the presentation used in 1996.

                        BURKE CONCRETE ACCESSORIES, L.P.

                     Years Ended December 31, 1996 and 1995

NOTE 2 - INVENTORY

Inventory consists of the following:

                                                            1996              1995
                                                         ----------        ----------
   Concrete accessories and tilt-up inventory            $1,429,987        $1,288,250
   Chemical inventory                                       804,420           573,440
                                                         ----------        ----------

                                                         $2,234,407        $1,861,690
                                                         ==========        ==========

During 1995 the Partnership changed its method of determining LIFO cost from the purchase price index method to a link chain method based on actual prices. The new method of calculating LIFO cost was adopted to more accurately determine inventory cost. The cumulative effect of the change on prior years was not determinable.

NOTE 3 - OTHER PROPERTY AND EQUIPMENT

Other property and equipment is summarized by major classifications as follows:

                                                           1996              1995
                                                         ---------        ---------
   Office equipment                                      $ 225,480        $ 185,496
   Computer equipment and software                         163,727           93,864
   Leasehold improvements                                   93,509           67,280
                                                         ---------        ---------
                                                           482,716          346,640
  Less accumulated depreciation and amortization          (202,858)        (119,319)
                                                         ---------        ---------
                                                         $ 279,858        $ 227,321
                                                         =========        =========

                        BURKE CONCRETE ACCESSORIES, L.P.

                     Years Ended December 31, 1996 and 1995


NOTE 4 - BORROWINGS

The Partnership has a revolving line of credit agreement with a lending institution. The agreement provides for maximum borrowings of $4,500,000 (not to exceed 80%) of eligible accounts receivable plus the lesser of 50% of eligible inventory or $1,500,000); however, an intercreditor agreement with the subordinated debt holder limits borrowings to $3,500,000. Interest is calculated on the daily outstanding balance at the rate of interest announced publicly by a bank plus 1.75 percent. The agreement terminates on January 19, 1998, and shall be automatically renewed for successive periods of one year unless terminated earlier. Outstanding borrowings are secured by substantially all of the Partnership's assets.

The agreement includes certain financial and nonfinancial covenants, including minimum net worth, current ratio and debt service ratios, as defined. The Partnership was in compliance with these covenants at December 31, 1996.

Long-term debt consists of the following:

                                                            1996           1995
                                                         ----------     ----------
Revolving line of credit borrowings                      $3,033,317     $2,350,667

Subordinated note payable arising from refinance
  of original acquisition indebtedness, payable
  in monthly installments of $41,500, plus interest
  at 11%, with a balloon payment due January 18,
  1998, secured by substantially all of the
  Partnership's assets                                    1,433,732              -

Subordinated note payable arising from the 1994
  acquisition of the business, refinanced during 1996             -      1,934,732

Other                                                        20,534         49,162
                                                         ----------     ----------
                                                          4,487,583      4,334,561
Less current portion                                       (456,500)      (327,244)
                                                         ----------     ----------
                                                         $4,031,083     $4,007,317
                                                         ==========     ==========

                        BURKE CONCRETE ACCESSORIES, L.P.

                   -----------------------------------------

                     Years Ended December 31, 1996 and 1995


NOTE 4  --  BORROWINGS (Continued)

Future maturities of long-term debt as of December 31, 1996 are as follows:

        1997                                            $  456,500
        1998                                             4,010,550
        Thereafter                                          20,533
                                                        ----------
                                                        $4,487,583
                                                        ==========


NOTE 5  --  PARTNERSHIP AGREEMENT

The Partnership shall distribute any operating cash flow and any surplus Partnership cash annually as follows: (1) to the extent allowed under existing lending agreements, to satisfy the partners' tax obligation for partnership taxable income; (2) to each limited partner up to a cumulative 8 percent annual return on cash capital contributions; (3) to each limited partner as a return of capital in proportion to their cash capital contributions until cumulative distributions equal cash capital contributions; (4) to each general partner, as a return of capital, in proportion to their respective cash capital contributions; and (5) to each partner in proportion to their respective ownership.

Allocations of net operating taxable income shall be made to the partners in the same manner as cash flow is distributed. Net taxable losses shall be allocated to each partner in proportion to their positive capital account balances until such balances are reduced to zero, with certain restrictions as stated in the partnership agreement.

The term of the Partnership is 20 years, beginning November 1, 1993, unless terminated on an earlier date pursuant to the partnership agreement. Upon dissolution, the net assets, if any, shall be distributed as follows: (1) to payment of Partnership debts; (2) to the creation of a trust account to pay contingent liabilities and expenses; and (3) in the same manner as distributions of annual cash flow.

NOTE 6  --  RELATED PARTY TRANSACTIONS

The Partnership agreement provides for an annual management fee to be paid to a shareholder of the general partner for administrative services performed. Management fees paid for services rendered were $60,000 and $50,000 for the years ended December 31, 1996 and 1995, respectively.

                        BURKE CONCRETE ACCESSORIES, L.P.

                     Years Ended December 31, 1996 and 1995



NOTE 7 -- EMPLOYEE BENEFIT PLAN

The Partnership has a 401(k) profit-sharing plan that covers substantially all employees who meet certain eligibility requirements. Eligible employees may elect to make voluntary contributions to the Plan up to 20% of their annual compensation, subject to certain limitations. The Partnership matches employee contributions in an amount equal to 25% of the employee's contributions, but not to exceed a maximum of an employee's contribution of $500 per quarter. Contributions vest no later than at the end of five years of service. Contributions were $27,971 and $27,859 for the years ended December 31, 1996 and 1995, respectively.

NOTE 8 -- LEASES

The Partnership leases office and distribution facilities, vehicles, and certain equipment, under operating leases expiring in various years through 2004. Certain operating leases provide for renewal options, for periods from two to five years, at the fair rental value at the time of renewal. In addition, certain leases contain escalation clauses.

Future minimum rental payments under non-cancelable operating leases with remaining terms in excess of one year as of December 31, 1996 are:

                         1997            $  551,917
                         1998               555,381
                         1999               497,593
                         2000               177,884
                         2001                84,913
                         Thereafter         192,450
                                         ----------
                                         $2,060,138
                                         ==========

Total future minimum rental payments have not been reduced by $30,640 of sublease rentals to be received in the future under non-cancelable subleases.

Rent expense was $643,242 and $606,800 for the years ended December 31, 1996 and 1995, respectively.

                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

        The following unaudited pro forma combined financial data for the year ended March 31, 1997 and the three months ended June 30, 1997 (the "Unaudited Pro Forma Combined Financial Data") give effect to (i) the 1997 acquisitions of A-Y Supply, Stop Supply, and Viking Distributing as previously reported, (ii) the November 1, 1997 acquisition of Burke Concrete Accessories, and (iii) the initial public offering of the Registrant's common stock in October 1997 and the use of proceeds previously reported to repay certain indebtedness and redeem outstanding Senior Redeemable Preferred Stock. The Unaudited Pro Forma Combined Financial Data are based on the historical financial statements of the registrant, A-Y Supply, Stop Supply, Viking Distributing and Burke Concrete Accessories and the assumptions and adjustments described in the accompanying notes to the Unaudited Pro Forma Combined Financial Data. The pro forma combined statements of operations were prepared as if such transactions had occurred on April 1, 1996. The Unaudited Pro Forma Combined Financial Data are not necessarily indicative of the results which actually would have occurred if such transactions had occurred on the dates indicated or which may occur in the future. The Unaudited Pro Forma Combined Financial Data should be read in conjunction with the Financial Statements of Burke Concrete Accessories contained elsewhere in this report and the financial statements of the registrant as previously reported.

                           WHITE CAP INDUSTRIES, INC.
                        PRO FORMA COMBINED BALANCE SHEET
                                   (UNAUDITED)
                               AS OF JUNE 30, 1997

                                      White    Burke Concrete   Pro forma                  Offering        Pro forma
                                       Cap      Accessories    Adjustments    Combined    Adjustments     As Adjusted
                                    --------   --------------  -----------    --------    -----------     -----------
                                                                 (dollars in thousands)
Cash                                 $ 2,882       $    23      $     -       $   2,905     $ 1,051 (e)    $   3,956
Receivables                           27,279         3,768            -          31,047           -           31,047
Inventory                             23,029         2,022            -          25,051           -           25,051
Other                                  1,724           290            -           2,014       3,071 (f)        5,085
                                    --------       -------      -------       ---------     -------        ---------
     Current assets                   54,914         6,103            -          61,017       4,122           65,139
                                    --------       -------      -------       ---------     -------        ---------

Fixed assets, net                      9,534         3,122            -          12,656           -           12,656
Intangibles                           25,982                      4,000 (a)      29,982      (1,274)(g)       28,708
Other long-term assets                   212            51            -             263           -              263
                                    --------       -------      -------       ---------     -------        ---------
     Long-term assets                 35,728         3,173        4,000          42,901      (1,274)          41,627
                                    --------       -------      -------       ---------     -------        ---------

Total assets                        $ 90,642       $ 9,276      $ 4,000       $ 103,918     $ 2,848        $ 106,766
                                    ========       =======      =======       =========     =======        =========

Accounts payables                   $ 22,299       $ 2,926      $     -       $  25,225     $     -        $  25,225
Accruals                               4,782           400        1,450 (a)       6,632           -            6,632
Line of credit                             -             -            -               -           -                -
Term debt - current portion            3,106         1,185       (1,185)(b)       3,106      (2,400)(g)          706
Other current liabilities                  -             -            -               -           -                -
                                    --------       -------      -------       ---------     -------        ---------
     Total current liabilities        30,187         4,511          265          34,963      (2,400)          32,563

Line of Credit                        28,330             -        8,500 (c)      36,830     (28,330)(h)        8,500
Term debt - long term                  9,000         3,119       (3,119)(b)       9,000      (9,000)(g)            -
Subordinated debt                     19,500             -            -          19,500     (19,500)(i)            -
Other long-term liabilities            3,741             -            -           3,741           -            3,741
                                    --------       -------      -------       ---------     -------        ---------
Total liabilities                     90,758         7,630        5,646         104,034     (59,230)          44,804
                                    --------       -------      -------       ---------     -------        ---------

Equity (Deficit):

Common stock                              11             -            -              11      71,750 (j)       71,761
Redeemable preferred stock             2,650             -            -           2,650      (2,650)(k)            -
Convertible preferred stock            2,256             -            -           2,256      (2,250)(j)            6
Partners' capital                          -           966         (966)(d)           -                            -
Retained earnings                     (5,033)          680         (680)(d)      (5,033)     (4,772)(l)       (9,805)
                                    --------       -------      -------       ---------     -------        ---------
Total Equity (Deficit)                  (116)        1,646       (1,646)           (116)     62,078           61,962
                                    --------       -------      -------       ---------     -------        ---------

Total Liabilities & Equity          $ 90,642       $ 9,276      $ 4,000       $ 103,918     $ 2,848        $ 106,766
                                    ========       =======      =======       =========     =======        =========

1.  UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

(a) Adjustments to reflect the goodwill and other intangible assets, and additional acquisition costs associated with the acquisition of Burke Concrete Accessories.

(b) Adjustments to reflect the retirement of Burke Concrete Accessories term debt.

(c) Adjustment to reflect the line of credit borrowings to purchase Burke Concrete Accessories.

(d) Removal of Burke Concrete Accessories partners' capital and retained earnings.

(e) Adjustment to reflect the net increase in cash upon completion of the Offering after repayment of bank debt, subordinated debt, payment of preferred stock dividends, redemption of all redeemable preferred stock and payment of all debt prepayment penalties.

(f) Adjustment to reflect the tax benefit associated with the debt prepayment penalties and charge-off of deferred loan fees (see note l below).

(g) Adjustment to reflect the payoff of the Company's bank long term debt, subordinated debt and charge-off of associated deferred loan fees.

(h) Adjustment to reflect the payoff of a portion of the Company's line of credit.

(i)  Adjustment to reflect the retirement of subordinated debt:

              Payment of offering proceeds          $ 18,750
              Conversion of debt to common stock         750
                                                    --------
                                                    $ 19,500
                                                    ========

(j) Adjustment to reflect the net increase in common stock and additional paid-in-capital as follows:

              Gross offering                        $ 75,000
              Offering costs                           6,500
                                                    --------
              Net proceeds                            68,500

              Conversion of convertible preferred
               stock to common stock                   2,250
              Conversion of seller notes to common
               stock                                   1,000
                                                    --------
              Net increase in equity                  71,750
              Portion of equity increase allocated
               to common stock                             5
                                                    --------
              Increase in paid-in-capital           $ 71,745
                                                    ========

(k) Adjustment to reflect repayment of all redeemable preferred stock.

(l) Adjustment to reflect the net increase in accumulated deficit as follows:

              Debt prepayment penalties               5,966
              Interest charges on debt loan fees        250
              Charge-off of deferred loan fees        1,274
                                                    -------
                                                      7,490
                               Tax benefit            3,071
                                                    -------
              Increase in accumulated deficit
               before the preferred
               stock dividend                         4,419
              Preferred stock dividends                 353
                                                    -------
              Net increase in accumulated
               deficit                              $ 4,772
                                                    =======

                           WHITE CAP INDUSTRIES, INC.
                       PRO FORMA COMBINED INCOME STATEMENT
                                   (UNAUDITED)
                        FISCAL YEAR ENDED MARCH 31, 1997

                                                  A-Y       Stop       Viking      Pro Forma   Pro Forma   Offering     Pro Forma
                                 White Cap(a)  Supply(a)  Supply(b) Distributing  Adjustments  Combined   Adjustments  As Adjusted
                                 ------------  ---------  --------- ------------  -----------  --------   -----------  -----------
                                          (dollars in thousands, except per share data)
Net sales                          $ 101,770    $21,689    $ 6,222    $35,192      $     -      $164,873     $     -     $164,873
Cost of goods sold                    69,740     14,952      3,532     24,528            -       112,752           -      112,752
                                   ---------    -------    -------    -------      -------      --------     -------     --------
     Gross profit                     32,030      6,737      2,690     10,664            -        52,121           -       52,121
                                   ---------    -------    -------    -------      -------      --------     -------     --------
Selling, general and
     administrative expenses          27,375      4,416      2,294      9,446         (660)(c)    42,871           -       42,871
                                   ---------    -------    -------    -------      -------      --------     -------     --------
     Income from operations            4,655      2,321        396      1,218          660         9,250           -        9,250

Interest expense, net                  2,273          -        182        280            -         2,735      (1,767)(e)      968
                                   ---------    -------    -------    -------      -------      --------     -------     --------
Income before provision (benefit)
     for income taxes                  2,382      2,321        214        938          660         6,515       1,767        8,282
Provision (benefit) for
     income taxes                       (414)        51          2        402        2,630 (d)     2,671         725 (f)    3,396
                                   ---------    -------    -------    -------      -------      --------     -------     --------
Net income                         $   2,796    $ 2,270    $   212    $   536      $(1,970)     $  3,844     $ 1,042     $  4,886
                                   =========    =======    =======    =======      =======      ========     =======     ========

Pro forma net income per common equivalent shares outstanding                                                            $   0.43
                                                                                                                         ========
Pro forma weighted average common equivalent shares outstanding                                                        11,260,981
                                                                                                                       ==========

                           WHITE CAP INDUSTRIES, INC.
                       PRO FORMA COMBINED INCOME STATEMENT
                                   (UNAUDITED)
                        THREE MONTHS ENDED JUNE 30, 1997

                                                      Stop        Viking     Pro Forma      Pro Forma    Offering      Pro Forma
                                    White Cap(a)    Supply(b)  Distributing  Adjustments    Combined    Adjustments   As Adjusted
                                    ------------    ---------  ------------  -----------    ---------   -----------   -----------
                                                                  (dollars in thousands, except per share data)
Net sales                              $37,311      $   538      $ 8,982      $    --        $46,831      $    --       $46,831
Cost of goods sold                      25,848          287        6,138           --         32,273           --        32,273
                                       -------      -------      -------      -------        -------      -------       -------
     Gross profit                       11,463          251        2,844           --         14,558           --        14,558
                                       -------      -------      -------      -------        -------      -------       -------
Selling, general and
    administrative expenses              9,423          185        2,198          154 (c)     11,960           --        11,960
                                       -------      -------      -------      -------        -------      -------       -------
     Income from operations              2,040           66          646         (154)         2,598           --         2,598

Interest expense, net                    1,319           18           20           --          1,357       (1,114)(e)       243
                                       -------      -------      -------      -------        -------      -------       -------
Income before provision (benefit)
     for income taxes                      721           48          626         (154)         1,241        1,114         2,355
Provision (benefit) for
    income taxes                           318           20          257          (64)           531          435 (f)       966
                                       -------      -------      -------      -------        -------      -------       -------
Net income                             $   403      $    28      $   369      $   (90)       $   710      $   679       $ 1,389
                                       =======      =======      =======      =======        =======      =======       =======

Pro forma net income per common equivalent shares outstanding                                                            $ 0.12
                                                                                                                        =======
Pro forma weighted average common equivalent shares outstanding                                                      11,368,075
                                                                                                                     ==========

            Unaudited Pro Forma Combined Income Statement Adjustments

(a) A-Y Supply results of operations are included in White Cap's income statement from January 1, 1997 (acquisition date) forward. The A-Y Supply column only includes the results of operations for the period April 1, 1996 through December 31, 1996.

(b) Stop Supply's fiscal year ended January 31, 1997. Stop Supply was acquired effective May 1, 1997. Hence for the three months ended June 30, 1997, the Stop Supply information only includes the results of operations for the one month period ended April 30, 1997.

(c) Adjustment to reflect the reduction of acquired companies' prior owners compensation to a normalized ongoing amount reflecting current employment agreements, which is offset, in part, by the amortization of goodwill and covenants not to compete associated with recent acquisitions.

                                                             Fiscal Year        Three Months
                                                                Ended              Ended
                                                           March 31, 1997      June 30, 1997
                                                           --------------      -------------
              Reduction in compensation:
              A-Y Supply                                        $  300            $    -
              Stop Supply                                          170                 -
              Viking Distributing                                1,024                54
                                                                ------            ------
                                                                 1,494                54

              Goodwill amortization:
              A-Y Supply                                          (278)              (69)
              Stop Supply                                          (48)              (12)
              Viking Distributing                                 (308)              (77)
                                                                ------            ------
                                                                  (634)             (158)

              Covenant not to compete amortization:
              A-Y Supply                                          (200)              (50)
                                                                ------            ------
              Net expense (increase) reduction                  $  660            $ (154)
                                                                ======            ======

(d) Adjustment to record a tax provision at a combined federal and state rate of 41% for the entire period presented. A-Y Supply and Stop Supply were S Corporations prior to being acquired by White Cap. White Cap converted from S Corporation to C Corporation status in February 1997.

(e) Adjustment to reflect the change in interest expense upon repayment of outstanding bank and subordinated debt.

(f) Adjustment to reflect the elimination of the tax benefit associated with the reduction of interest expense due to debt retirement.

                                           WHITE CAP INDUSTRIES, INC.
                               PRO FORMA COMBINED INCOME STATEMENT
                                           (UNAUDITED)
                                FISCAL YEAR ENDED MARCH 31, 1997

                                  Pro Forma         Burke
                               Reflecting Other    Concrete         Pro Forma         Pro Forma
                               Transactions(a)    Accessories      Adjustments       As Adjusted
                               ----------------   -----------      -----------       -----------
                                           (dollars in thousands, except per share data)
Net sales                          $164,873        $ 25,249        $     --            $190,122
Cost of goods sold                  112,752          15,041             521 (b)         128,314
                                   --------        --------        --------            --------
     Gross profit                    52,121          10,208            (521)             61,808
                                   --------        --------        --------            --------
Selling, general and
    administrative expenses          42,871           9,022              40 (c)          51,933
                                   --------        --------        --------            --------
     Income from operations           9,250           1,186            (561)              9,875

Interest expense, net                   968             479             172 (e)           1,619
                                   --------        --------        --------            --------
Income before provision
     for income taxes                 8,282             707            (733)              8,256
Provision for
    income taxes                      3,396              --             (11)(d)           3,385
                                   --------        --------        --------            --------
Net income                         $  4,886        $    707        $   (722)           $  4,871
                                   ========        ========        ========            ========

Pro forma net income per common equivalent shares outstanding                          $   0.43
                                                                                       ========

Pro forma weighted average common equivalent shares outstanding                      11,260,981
                                                                                     ==========

                           WHITE CAP INDUSTRIES, INC.
                       PRO FORMA COMBINED INCOME STATEMENT
                                   (UNAUDITED)
                        THREE MONTHS ENDED JUNE 30, 1997

                                      Pro Forma        Burke
                                   Reflecting Other   Concrete     Pro Forma        Pro Forma
                                   Transactions(a)   Accessories  Adjustments      As Adjusted
                                   ----------------  -----------  -----------      -----------
                                          (dollars in thousands, except per share data)
Net sales                              $ 46,831      $  7,005      $     --          $ 53,836
Cost of goods sold                       32,273         4,515            --            36,788
                                       --------      --------      --------          --------
     Gross profit                        14,558         2,490            --            17,048
                                       --------      --------      --------          --------
Selling, general and
    administrative expenses              11,960         2,146           (15)(c)        14,091
                                       --------      --------      --------          --------
     Income from operations               2,598           344            15             2,957

Interest expense, net                       243           124            39 (e)           406
                                       --------      --------      --------          --------
Income before provision for
     income taxes                         2,355           220           (24)            2,551
Provision for income taxes                  966            --            80 (d)         1,046
                                       --------      --------      --------          --------
Net income                             $  1,389      $    220      $   (104)         $  1,505
                                       ========      ========      ========          ========

Pro forma net income per common equivalent shares outstanding                        $   0.13
                                                                                     ========

Pro forma weighted average common equivalent shares outstanding                     11,368,075
                                                                                    ==========

                 UNAUDITED PRO FORMA COMBINED INCOME STATEMENT ADJUSTMENTS

(a) Pro forma includes the results of operations for White Cap, A-Y Supply, Stop Supply, and Viking Distributing.

(b) Adjustment to reflect the elimination of a nonrecurring benefit to cost of goods sold relating to the write-up of rental assets in a previous change in Burke's ownership.

(c) Adjustment to reflect the reduction of acquired company's management fees to the former partnership which is offset, in part, by the amortization of goodwill associated with the acquisition.

                                                     FISCAL YEAR          THREE MONTHS
                                                        ENDED                 ENDED
                                                    MARCH 31, 1997        JUNE 30, 1997
                                                    --------------        -------------
              Reduction in managment fees              $   60                 $  40
              Goodwill amortization                      (100)                  (25)
                                                       ======                 =====
              Net expense (increase) reduction         $  (40)                $  15
                                                       ======                 =====

(d) Adjustment to record a tax provision at a combined federal and state rate of 41% for the entire period presented. Burke Concrete Accessories was a partnership prior to being acquired by White Cap.

(e) Adjustment to reflect the increase in interest expense related to the additional borrowings to acquire Burke Concrete Accessories.